UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2021

MID-AMERICA
APARTMENT COMMUNITIES, INC.
MID-AMERICA
APARTMENTS, L.P.
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-12762	62-1543819
Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500, Germantown, Tennessee	38138
(Address of principal executive offices)	(Zip Code)
(901)
682-6600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA^I	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule 12b-2 of
the Securities Exchange Act of
1934 (§240.12b-2 of
this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On August 19, 2021,

Mid-America

Apartments, L.P. (the “Operating Partnership”) issued and sold $300 million in aggregate principal amount of its 1.100% Senior Notes due 2026 (the “2026 Notes”) and 300 million in aggregate principal amount of its 2.875% Senior Notes due 2051 (the “2051 Notes” and, together with the 2026 Notes, the “Notes”). The terms of the Notes are governed by an indenture dated as of May 9, 2017 between the Operating Partnership and U.S. Bank National Association, as trustee, as amended and supplemented by a sixth supplemental indenture dated as of August 19, 2021 (the “Supplemental Indenture”) between the Operating Partnership and U.S. Bank National Association, as trustee.
The 2026 Notes bear interest at 1.100% per annum and the 2051 Notes bear interest at 2.875% per annum. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2022. The 2026 Notes will mature on September 15, 2026 and the 2051 Notes will mature on September 15, 2051.
At any time prior to August 15, 2026 (one month prior to the maturity date of the 2026 Notes), the Operating Partnership will have the right, at its option, to redeem the 2026 Notes, in whole or in part, at any time and from time to time, by paying a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after August 15, 2026, the Operating Partnership will have the right, at its option, to redeem the 2026 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.
At any time prior to Mach 15, 2051 (six months prior to the maturity date of the 2051 Notes), the Operating Partnership will have the right, at its option, to redeem the 2051 Notes, in whole or in part, at any time and from time to time, by paying a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after Mach 15, 2051, the Operating Partnership will have the right, at its option, to redeem the 2051 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2051 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.
Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, the Operating Partnership’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.
The foregoing descriptions of the Notes are qualified in their entirety by the full text of the Supplemental Indenture establishing the terms of the Notes, which is being filed as Exhibit 4.2 to this Current Report on Form

8-K

and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank National Association (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2017 and incorporated herein by reference)

4.2	Sixth Supplemental Indenture, dated as of August 19, 2021, by and between Mid-America Apartments, L.P. and U.S. Bank National Association

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: August 19, 2021	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.

Date: August 19, 2021	By: Mid-America Apartment Communities, Inc., its general partner

	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)